UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007 (May 29, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On May 17, 2007, the Board of Directors of Transmeridian Exploration Incorporated (the “Company”) appointed Mr. Stephen T. Newton, 55, as President of the Company, effective May 29, 2007.

During a 33-year international career commencing after he earned degrees in Mining and Petroleum Engineering in Australia and a Master of Science in Petroleum Engineering in London, Mr. Newton worked 24 years with Occidental Petroleum in roles of increasing responsibility. His career with Occidental spanned a number of countries in Europe, Southeast Asia and South America, culminating in his being appointed President of Oxy Colombia, with responsibility for production of 230,000 bopd, and subsequently Vice President--Worldwide Engineering and Technical Services, which position included responsibility for identifying and evaluating enhanced oil recovery opportunities in North Africa, North and South America and the former Soviet Union.

From 1999 until September 2001, Mr. Newton served as President of AEC Ecuador and Colombia, a subsidiary of AEC (now known as Encana), an oil and gas exploration and production company, where he was responsible for all oil and gas exploration and production operations and the negotiation of the heavy oil pipeline contract, in which AEC had the largest equity participation. From September 2001 to September 2004, he worked as an independent consultant evaluating petroleum projects in Colombia. Mr. Newton participated in the formation of, and the initial fund raising for, Solana Resources, an oil and gas exploration and production company, and served as Chief Executive Officer and President of Solana Resources from October 2004 to February 2007. Mr. Newton is a member of the Society of Petroleum Engineers.

In connection with Mr. Newton’s appointment, Mr. Lorrie T. Olivier relinquished his title as President of the Company, effective May 29, 2007; Mr. Olivier remains the Chairman of the Board and Chief Executive Officer of the Company.

In connection with his appointment, Mr. Newton received a stock grant of 300,000 shares of restricted common stock of the Company, of which 100,000 shares vested upon the commencement of employment and 100,000 shares will vest upon each of the first two anniversaries of his employment date. The initial 100,000 share tranche, while vested, must be held for a minimum of six months before any sales can occur. The stock grant is governed by a separate agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: June 4, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary